REINSTATEMENT, REAFFIRMATION AND RATIFICATION
              AGREEMENT AND FIRST AMENDMENT TO SALE-PURCHASE AGREEMENT


     THIS REINSTATEMENT, REAFFIRMATION AND RATIFICATION AGREEMENT AND FIRST AMENDMENT TO SALE-PURCHASE AGREEMENT (this "Amendment"), is made and entered into as of this 15th day of June, 2005, by and between Maiden Lane Associates, Ltd. ("Seller"), as seller, and Ceruzzi Holdings LLC ("Purchaser"), as purchaser.

                                    RECITALS:

     WHEREAS,  Purchaser  and Seller had  previously  entered  into that certain
Sale-Purchase Agreement dated as of May 25, 2005 (as amended, the "Purchase Agreement"); and

     WHEREAS, Purchaser terminated the Purchase Agreement on June 10, 2005; and

     WHEREAS, Purchaser and Seller desire to hereby reinstate, reaffirm and ratify the Purchase Agreement and further amend the Purchase Agreement in accordance with the terms and conditions set forth herein.

     NOW,  THEREFORE,  in  consideration  of these  premises  and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, Purchaser and Seller hereby agree as follows:

     1. Purchaser and Seller desire to reinstate, reaffirm and ratify the Purchase Agreement and except as otherwise specifically modified by this Amendment, all of the terms and conditions of the Purchase Agreement are hereby reinstated, reaffirmed, ratified and confirmed by the parties hereto and shall continue in full force and effect.

     2. The first sentence of Section 2 of the Purchase Agreement is hereby modified be deleting "Twenty Eight Million Two Hundred Thousand Dollars ($28,200,000.00)" and replacing in its place and stead "Twenty Eight Million Dollars ($28,000,000.00)".

     3. The first sentence of Section 4 of the Purchase Agreement is hereby modified be deleting "July 6, 2005" and replacing in its place and stead "July 15, 2005"

     4. Section 34 of the Purchase Agreement is hereby deleted in its entirety.

     5. Except as otherwise specifically amended by this Amendment, all of the terms and conditions of the Purchase Agreement are hereby reinstated, reaffirmed, ratified and confirmed by the parties hereto and shall remain in full force and effect.

     6. Terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     7. This Amendment may be executed in two or more counterparts, each of which when executed and delivered shall constitute an original, and all such counterparts, when taken together shall be deemed to be but one and the same Amendment.

     8. This Amendment may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought.
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     9. The exchange of  counterparts  of this Amendment  between the parties by means of facsimile transmissions which shall contain accurate reproductions of the signatures hereto shall constitute a valid exchange of this Amendment and it shall be binding upon the parties hereto.

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed as required by law on this, the day and year first above written.


                           MAIDEN LANE ASSOCIATES, LTD., Seller


                           By:      /s/ Richard A. Bianco
                                    ---------------------------------
                                    Name:  Richard A. Bianco
                                    Title:  President




                           CERUZZI HOLDINGS LLC, Purchaser


                           By:      /s/ Louis L. Ceruzzi, Jr.
                                    ---------------------------------
                                    Name:  Louis L. Ceruzzi, Jr.
                                    Title:  President






















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